August 13, 2009

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Encorium Group Inc.'s Form 8-K dated August 6, 2009, and have the following comments:

1. We agree with the statements made in the second sentence of the first paragraph and the entire second paragraph.

2. We have no basis on which to agree or disagree with the statements made in the first sentence of the first paragraph as well as the entire third paragraph.

Yours truly.

Deloitte & Touche LLP